EXHIBIT 5.1

                 [Letterhead of Stubbs Alderton & Markiles, LLP]

                                December 20, 2005


SeaLife Corporation
5601 W.  Slauson Avenue, Suite 283
Culver City, California 90230


Ladies/Gentlemen:

         At your request, we have examined this Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by SeaLife Corporation, a Delaware corporation (the "Company"), in order to register for original issuance under the Securities Act of 1933, as amended (the "Act"), 2,000,709 shares of common stock of the Company (the "Shares"), issuable pursuant to the Company's 2004 Stock Award Plan (the "Plan").

         We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, and upon receipt by the Company of the consideration identified therein, the Shares will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus and/or Reoffer Prospectus constituting a part thereof.


                                  Respectfully submitted,

                                  /s/ Stubbs Alderton & Markiles, LLP
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                                  STUBBS ALDERTON & MARKILES, LLP